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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PPC REINCORP COMPANY


                 The undersigned incorporator hereby certifies:

                                   ARTICLE I

                                      Name

                 The name of this corporation (the "Corporation") is PPC Reincorp Company.

                                   ARTICLE II

                                  Definitions

                 For the purposes of this Certificate of Incorporation:

                 A. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on March 23, 1998.

                 B.       "Associate" shall mean, with reference to any person,
(1) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Corporation or a Subsidiary) of which such person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                 C. A person shall be deemed the "Beneficial Owner" of, and to "Beneficially Own," shares of Voting Stock (1) that such person or any of its Affiliates and Associates beneficially owns, directly or indirectly,
(2) that such person or any of its Affiliates or Associates has (i) the right to acquire or to dispose of (whether such right is exercisable immediately or only after the passage of time or only upon the occurrence or nonoccurrence of a contingency or event), or to direct the acquisition or disposition of, pursuant to any agreement, arrangement, understanding or relationship or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the voting of pursuant to any agreement, arrangement,
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understanding or relationship, or (3) that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                 D. "Business Combination" means (a) any merger or consolidation of the Corporation or any Subsidiary with or into (i) any Related Person or (ii) any other corporation (whether or not itself a Related Person) that, after such merger or consolidation, would be an Affiliate or Associate of a Related Person, or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with or for the benefit of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more, or (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions, and other than by way of a pro rata distribution to all stockholders or a reclassification, dividend or subdivision of such securities and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or a Subsidiary that have been distributed pro rata to stockholders) of any securities of the Corporation or any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, or (d) the adoption of any plan or proposal proposed by or on behalf of a Related Person for the liquidation or dissolution of the Corporation, or (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with or into any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that are directly or indirectly owned by any Related Person or otherwise increasing the voting power of any outstanding shares of any class of series of capital stock of the Corporation or any Subsidiary possessed by any such Related Person.

                 E. "Continuing Director" means, as to any Related Person, any member of the Board of Directors of the Corporation (the "Board") who (i) is neither the Related Person nor affiliated with the Related Person and (ii) (A) was a member of the Board prior to the Public Status Date or (B) thereafter became a member of the Board prior to the time that the Related Person became a Related Person or (C) was recommended or nominated to become a member of the Board by a majority of Continuing Directors then on the Board, acting separately or as part of any action taken by the Board or any committee thereof. Without limiting the generality of the foregoing, a director shall be deemed for purposes of this definition to be affiliated with a Related Person if such director (i) is or at any previous time has been an officer, director, employee or general partner of such Related Person; (ii) is or at any previous time has been an Affiliate or Associate of such Related Person; (iii) is or at any previous time has been a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (iv) performs services for, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its Subsidiaries) that performs services for, such Related Person or any



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Affiliate of such Related Person, or is a relative or spouse of any such
Person; or (v) was nominated for election as a director by such Related Person.

                 F. "Disinterested Shares" means, as to any Related Person, shares of Voting Stock that are Beneficially Owned or owned of record by stockholders other than such Related Person.

                 G. "Fair Market Value" means: (a) in the case of shares of stock and other securities, the highest closing sale price during the thirty-day period immediately preceding and including the date in question of a share of such stock or other security, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock or other security is listed or admitted to trading, or, if such stock or other security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock or other security during the thirty-day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock or other security as determined by the Board in good faith; and (b) in the case of property other than stock or other securities, the fair market value of such property on the date in question as determined by the Board in good faith.

                 H. "Pennzoil" shall mean Pennzoil Company, a Delaware corporation.

                 I. A "person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

                 J. "Public Status Date" shall mean the first date on which the Corporation has outstanding a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

                 K. "Related Person" means and includes (1) any individual, corporation, partnership or other person or entity, or any group of two or more of the foregoing that act together or have agreed to act together, that, itself or themselves or together with its or their Affiliates and Associates, Beneficially Owns, directly or indirectly, in the aggregate, 10% or more of the combined voting power of the then-outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, firm, corporation, partnership or other person or entity; (2) an Affiliate of the Corporation that at any time within two years prior thereto Beneficially Owned, directly or indirectly, ten percent (10%) or more of the combined voting power of the outstanding shares of Voting Stock; or (3) an assignee of or successor to any shares of capital stock of the Corporation that were at any time within two years prior thereto Beneficially Owned by any Related Person, if such assignment or succession shall have occurred other than pursuant to a "public offering" within the meaning of the Securities Act of 1933, as amended; provided, however, that the term "Related Person" shall not include the Corporation, any Subsidiary, Pennzoil, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any person or entity organized,





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appointed, established or holding Voting Stock for or pursuant to the terms of any such plan, nor shall such term encompass shares of Voting Stock held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise).

                 L. "Subsidiary" means any corporation or other entity of which the Corporation owns, directly or indirectly, securities that entitle the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

                 M. "Voting Stock" means all outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The outstanding shares of Voting Stock shall include shares owned through application of Paragraph C of Article II of this Certificate of Incorporation, where applicable, but shall not otherwise include any other shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

                                  ARTICLE III

                               Registered Office

                 The address of the registered office of the Corporation in the State of Delaware is at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE IV

                                    Business

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").





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                                   ARTICLE V

                            Authorized Capital Stock

                 A. The Corporation shall be authorized to issue a total of 110,000,000 shares of capital stock divided into classes as follows:

                 (1) One hundred million (100,000,000) shares of Common Stock, par value $0.10 per share ("Common Stock"), and

                 (2) Ten million (10,000,000) shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

                 B. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

                 (1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by action of the Board;

                 (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether or in what circumstances such dividends shall be cumulative;

                 (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock or other securities of the Corporation or any other person, and the terms and conditions of such conversion or exchange;

                 (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and, if so, the terms and conditions of such redemption (including whether such





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         redemption shall be optional or mandatory), including the date or dates or event or events upon or after which they shall be redeemable, and the amount and type of consideration payable upon redemption, which may vary under different conditions and at different redemption dates;

                 (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

                 (6) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock;

                 (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

                 (8) Any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of Preferred Stock.

                 C.       (1)     After the provisions with respect to
         preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article V), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this page
         Article V), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph B of this Article V, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

                 (2) In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph B of this Article V), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph B of this Article V), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever





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         kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                 (3) Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph B of this Article V granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

                 (4) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.


                 D. No stockholder of the Corporation shall by reason of his holding shares of any class or series of stock of the Corporation have any preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any additional, unissued or treasury shares (whether now or hereafter acquired) of any class or series of stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to purchase, acquire, subscribe for or otherwise receive shares of any class or series of stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board may issue or authorize the issuance of shares of any class or series of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase, acquire, subscribe for or otherwise receive shares of any class or series of stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any class.

                 E. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is not permitted.

                                   ARTICLE VI

                             Election of Directors

                 A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than three nor more than eleven, with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board.





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                 B.       On and after the Public Status Date, the Board, other
than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, shall be divided into three classes, Class I, Class II and Class III, and the Board, by resolution or resolutions adopted on or prior to the Public Status Date, shall designate the directors who shall first serve in Class I, Class II and Class III, effective as of the Public Status Date. Such classes shall be as nearly equal in number as possible.
Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first designated to Class I shall serve for a term expiring at the annual meeting next following the date of their designation as Class I Directors, the directors first designated to Class II shall serve for a term expiring at the second annual meeting next following the date of their designation as Class II Directors, and the directors first designated to Class III shall serve for a term expiring at the third annual meeting next following the date of their designation as Class III Directors. At each annual election of directors, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors of the Corporation they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. In the event of any change in the authorized number of Directors of the Corporation, each Director of the Corporation then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

                 C. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided pursuant to Article V of this Certificate of Incorporation relating to additional directors elected by the holders of one or more series of Preferred Stock, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

                 D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's





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successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

                 E. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, any director may be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VII

                            Meetings of Stockholders

                 A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation; provided, however, that on and after the Public Status Date, where such special meeting of stockholders is called for the purpose of acting upon a proposal made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by or at the request of a director who is not a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring approval of stockholders, then, in addition to the aforesaid vote of directors, the affirmative vote of a majority of the Continuing Directors, if any, shall also be required to call such special meeting of stockholders. Special meetings of stockholders may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                 B. In addition to the powers conferred on the Board by this Certificate of Incorporation and by the General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the By-laws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, By-laws relating to (i) regulation of the procedure for





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submission by stockholders of nominations of persons to be elected to the
Board, (ii) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies, and
(iii) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

                                  ARTICLE VIII

                              Stockholder Consent

                 Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied, provided, however, that prior to the Public Status date stockholders may take action on any matter by written consent of all the holders of Voting Stock entitled to vote on such matters.

                                   ARTICLE IX

                            Limitation of Liability

                 A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE X

                              Executive Committee

                 The Board, pursuant to the By-laws of the Corporation or by resolution passed by a majority of the then-authorized number of directors, may designate any of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and provided for in said resolution or in the By-laws of the Corporation, shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.





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                                   ARTICLE XI

                             Business Combinations

                 A. In addition to any affirmative vote required by law, and except as otherwise expressly provided in Paragraph B of this Article XI, on and after the Public Status Date, a Business Combination shall require the affirmative vote of the holders of (1) 80% or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and (2) at least a majority of the Disinterested Shares, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                 B. The provisions of Paragraph A of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the By-laws, if there are one or more Continuing Directors then in office and if such Business Combination has been approved by the Board by (i) the affirmative vote of at least a majority of the then-authorized number of directors and (ii) the affirmative vote of at least a majority of the Continuing Directors then in office.

                                  ARTICLE XII

                        Amendment Of Corporate Documents

                 A.       CERTIFICATE OF INCORPORATION

                 In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, any alteration, amendment, repeal or rescission (a "Change") of any provision of this Certificate of Incorporation must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, V, VI, VII, VIII, IX, X or XI hereof or to this Article XII, such Change must also be approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if at the time there exist one or more Related Persons, such Change must also be approved by the affirmative vote of the holders of at least a majority of the combined voting power of the Disinterested Shares; provided further, however, that the vote(s) required by the immediately preceding proviso shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors and, if at the time there exist one or more Related Persons, by a majority of the Continuing Directors then in office, if any. Subject to the provisions hereof, the Corporation reserves the right at any time, and





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from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                 B.       BY-LAWS

                 In addition to any affirmative vote required by law, any Change of the By-laws of the Corporation may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors and, if at the time there exist one or more Related Persons, by the affirmative vote of at least a majority of the Continuing Directors then in office, if any, or (ii) by the stockholders by the affirmative vote of the holders of at least 80% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if at the time there exist one or more Related Persons, by the affirmative vote of the holders of at least a majority of the combined voting power of the Disinterested Shares.

                                  ARTICLE XIII

                          Incorporator; Initial Board

                 The name and mailing address of the incorporator is:

                 Linda F. Condit
                 P.O. Box 2967
                 Houston, Texas 77252-2967

                 The initial members of the Board (who shall serve until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualify), and their mailing addresses, are:

                 David P. Alderson, II
                 P.O. Box 2967
                 Houston, TX  77252-2967

                 James L. Pate
                 P.O. Box 2967
                 Houston, TX  77252-2967

                 James W. Shaddix
                 P.O. Box 2967
                 Houston, TX  77252-2967


                 The powers of the incorporator shall cease upon the filing of this Certificate of Incorporation.


                                        /s/ LINDA F. CONDIT
                                        ----------------------------
                                        Linda F. Condit
                                        Incorporator

                             CERTIFICATE OF MERGER

                                    MERGING

                           PENNZOIL PRODUCTS COMPANY
                             (A NEVADA CORPORATION)

                                 WITH AND INTO

                              PPC REINCORP COMPANY
                            (A DELAWARE CORPORATION)
                   (UNDER THE NAME PENNZOIL PRODUCTS COMPANY)


       PPC Reincorp Company, a Delaware corporation, DOES HEREBY CERTIFY:

                 1. The name and state of incorporation of each of the constituent corporations are:

                          Pennzoil Products Company, a Nevada corporation; and PPC Reincorp Company, a Delaware corporation.

                 2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

                 3. The surviving corporation is PPC Reincorp Company, a Delaware corporation, the name of which shall be changed in accordance with the amendment to its certificate of incorporation hereinafter described.

                 4. The Certificate of Incorporation of the surviving corporation is amended by changing Article I thereof to read in its entirety as follows:

                                   "ARTICLE I

                                      Name

 The name of this corporation (the "Corporation") is Pennzoil Products Company."

                 5. The executed agreement of merger is on file at the office of the surviving corporation at P.O. Box 2967, Houston, Texas 77252-2967.

                 6. A copy of the agreement of merger will be furnished by the surviving corporation, Pennzoil Products Company, a Delaware corporation, on request and without cost, to any stockholder of any constituent corporation in the merger.

                 7. The authorized capital stock of Pennzoil Products Company, a Nevada corporation, is 250,000,000 shares, divided into 50,000,000 shares of Preferred Stock, $1.00 par value, 100,000,000 shares of Class A Common Stock, $0.10 par value, and 100,000,000 shares of Class B Common Stock, $0.10 par value.

                8. This Certificate of Merger shall be effective at 11:59 p.m., Eastern Standard time on March 27, 1998.


                IN WITNESS WHEREOF, PPC Reincorp Company has caused this Certificate to be signed by Linda F. Condit, Vice President and Secretary, on the 25th day of March, 1998

                                    PPC REINCORP COMPANY




                                    By    /s/ LINDA F. CONDIT
                                          ----------------------------
                                          Linda F. Condit
                                          Vice President and Secretary





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